EXHIBIT 10.6

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (as amended from time to time, this "Pledge Agreement") dated as of May 1, 2008 is made by (i) GFN AUSTRALASIA FINANCE PTY LTD, an Australian corporation ("Company"), and (ii) the Subsidiaries of the Company that may from time to time become party hereto (Company and its present and future Subsidiaries are collectively referred to as the "Grantors") in favor of BISON CAPITAL EQUITY PARTNERS II, L.P., a Delaware limited partnership ("Purchaser").

R E C I T A L S

  WHEREAS, Company intends to deliver to Purchaser a Secured Senior Subordinated Promissory Note dated as of even date herewith (the “Note”) and to enter into that certain First Amendment to Securities Purchase Agreement dated as of even date herewith and that certain First Amendment to Shareholders Agreement dated as of even date herewith (collectively, the “Transactions”). Execution, delivery and performance of this Agreement is one of the conditions to Bison's obligation to consummate the Transactions;

WHEREAS, Company, Purchaser and the Grantors entered into that certain Securities Purchase Agreement dated as of September 13, 2007 (the “Purchase Agreement”);

WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and the Related Agreements (as defined in the Purchase Agreement) and to induce Purchaser to enter into the transactions contemplated thereby, each Grantor has agreed to grant a continuing Lien on the Pledged Collateral (as hereinafter defined) to secure the Obligations to Purchaser (as hereinafter defined).

A G R E E M E N T

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS AND INTERPRETATION. Unless otherwise defined herein, all capitalized terms used herein and defined in the Purchase Agreement shall have the respective meanings given to those terms in the Purchase Agreement, and all terms defined in the California Uniform Commercial Code (the "UCC") shall have the respective meanings given to those terms in the UCC.

2. THE PLEDGE. To secure the Obligations as defined in Section 3 hereof, each Grantor hereby irrevocably assigns, transfers and pledges to Purchaser a security interest in, all of each Grantor's right, title and interest, whether now existing or hereafter arising in all instruments, certificated and uncertificated securities, money and general intangibles of, relating to or arising from the following property (the "Pledged Collateral"):

(a) The securities of each Grantor listed on Schedule 1 hereto, which securities are more particularly described on Schedule 1 hereto (the "Pledged Securities");

(b) All dividends (including cash dividends), other distributions (including redemption proceeds) or other property, securities or instruments in respect of or in exchange for the Pledged Securities, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares or otherwise; and

(c) All proceeds of the foregoing ("Proceeds").

3. SECURITY FOR OBLIGATIONS. The obligations secured by this Pledge Agreement (the "Obligations") shall mean the "Obligations to Purchaser", as defined in the Purchase Agreement.

4. DELIVERY OF PLEDGED COLLATERAL. The pledge hereunder shall be accomplished by an Assignment Separate From Certificate, duly executed in blank, in the form attached hereto as Exhibit A, and such pledge shall serve as security for the performance of all Company's obligations set forth in the Purchase Agreement, the Note and in this Pledge Agreement. Upon or at any time after the existence or occurrence of, and during the continuation of, an Event of Default, Company hereby appoints Purchaser as attorney-in-fact to arrange at Purchaser's option for the transfer of the Pledged Collateral to the name of Purchaser or to the name of Purchaser's nominee.

5. JURISDICTION OF ORGANIZATION. Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued and each Grantor's state of organization or incorporation, are set forth in Schedule 2 hereto. Each Grantor has only one state of incorporation or organization. The Grantors may amend Schedule 2 in connection with and pursuant to certain transactions permitted by the Purchase Agreement.

6. FURTHER ASSURANCES. Company agrees that at any time and from time to time, at Company's expense, Company will promptly execute and deliver all further instruments and documents, including without limitation all additional Pledged Securities, and take all further action, that may be necessary or desirable, or that Purchaser may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

7. EVENTS OF DEFAULT; REMEDIES. Each Grantor shall be in default under this Pledge Agreement upon the happening of any of the following events or conditions (each, an "Event of Default"): (i) any of the Grantors breaches any of its representations, warranties, covenants, agreements or obligations hereunder; (ii) an Event of Default (as defined in the Purchase Agreement) occurs under the Purchase Agreement or any of the Related Agreements; (iii) any event which results in the acceleration of the maturity in the indebtedness of any of the Grantors to others under any indenture, agreement or undertaking; (iv) dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against any of the Grantors; (v) sale (except as provided herein or in the Purchase Agreement or Related Agreements) or attempted sale of any of the Collateral, or (vi) Purchaser's security interest in the Collateral is not, or is asserted not to be, a valid, perfected and continuing security interest..

(a) Rights Under the UCC. In addition to all other rights granted hereby, and otherwise by law, Purchaser shall have, with respect to the Pledged Collateral, the rights and obligations of a secured party under the UCC.

(b) Sale of Pledged Collateral. Company acknowledges and recognizes that Purchaser may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Company acknowledges that any such private sales may be at prices and on terms less favorable to Purchaser than those of public sales, and agrees that so long as such sales are made in good faith such private sales shall be deemed to have been made in a commercially reasonable manner and that Purchaser has no obligation to delay sale of any Pledged Securities to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended or under any state securities law.

(c) Notice, Etc. In any case where notice of sale is required, two days' notice shall be deemed reasonable notice. Purchaser may look to the Pledged Collateral or any portion thereof with no requirement on the part of Purchaser to proceed first against any other Person or property.

(d) Other Remedies. Upon the occurrence and during the continuance of an Event of Default, (i) at the request of Purchaser, Company shall assemble and make available to Purchaser all records relating to the Pledged Securities at any place or places specified by Purchaser, together with such other information as Purchaser shall request concerning Company's ownership of the Pledged Securities and relationship to Grantor; and (ii) Purchaser or its nominee shall have the right, but shall not be obligated, to vote or give consent with respect to the Pledged Securities or any part thereof. Nothing herein shall limit Purchaser's remedies under the Purchase Agreement or any Related Agreement.

8. VOTING RIGHTS; DIVIDENDS; ETC.

(a) Rights Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing:

(i) Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(ii) Company shall be entitled to receive and retain free and clear of the security interest of Purchaser hereunder any and all dividends and interest paid in respect of the Pledged Securities; provided, however, that any and all of the following shall delivered to Purchaser to hold as, Pledged Collateral and shall, if received by Company, be received in trust for the benefit of Purchaser, be segregated from the other property or funds of Company and be forthwith delivered to Purchaser as Pledged Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Pledged Collateral: (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Securities.

(b) Rights Following an Event of Default. Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall cease and all such rights shall thereupon become vested in Purchaser which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

(ii) All dividends and interest payments which are received by Company contrary to the provisions of Section 8(b)(i) shall be received in trust for the benefit of Purchaser, shall be segregated from other funds of Company and shall be forthwith delivered to Purchaser as Pledged Collateral in the same form as so received (with any necessary endorsement).

9. PURCHASER APPOINTED ATTORNEY-IN-FACT.

(a) Each Grantor hereby appoints Purchaser and its designee as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of Grantor or otherwise, from time to time in Purchaser's discretion and to the full extent permitted by law to take any action and to execute any instrument which Purchaser may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement in accordance with the terms and provisions hereof, including, without limitation, to receive, endorse and collect all instruments made payable to Purchaser representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

(b) Each Grantor ratifies and approves all acts of such attorney-in-fact. Neither Purchaser nor its attorneys-in-fact will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power of attorney is a power coupled with an interest and shall be irrevocable until the Purchase Agreement has been terminated and all Obligations to Purchaser have been fully satisfied. The powers conferred on Purchaser hereunder are solely to protect Purchaser's interests in the Pledged Collateral and shall not impose any duty upon Purchaser to exercise any such powers.

10. MISCELLANEOUS.

(a) Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations to Purchaser, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations to Purchaser, whether as a voidable preference, fraudulent conveyance, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations to Purchaser shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(b) Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Pledge Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Purchase Agreement.

(c) Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. This Pledge Agreement is to be read, construed and applied together with the Purchase Agreement and the Related Agreements which, taken together, set forth the complete understanding and agreement of Purchaser and each Grantor with respect to the matters referred to herein and therein.

(d) No Waiver; Cumulative Remedies. Neither Purchaser nor any of the Grantors shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the waiving party and then only to the extent set forth therein. A waiver by the Purchaser or any Grantors of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the waiving party would otherwise have had on any future occasion. No failure to exercise, nor any delay in exercising on the part of Purchaser or any of the Grantors, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Purchaser and each Grantor.

(e) Limitation by Law. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(f) Termination of this Agreement. Subject to Section 10(a), this Pledge Agreement shall terminate upon the indefeasible payment and performance in full in immediately available funds of all Obligations to Purchaser.

(g) Successors and Assigns. This Pledge Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Purchaser hereunder, inure to the benefit of Purchaser, all future holders of any instrument evidencing any of the Obligations to Purchaser and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations to Purchaser or any portion thereof or interest therein shall in any manner affect the Lien granted to Purchaser hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Pledge Agreement.

(h) Counterparts. This Pledge Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

(i) Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

(j) Jurisdiction, Etc.

(i) Each of the parties hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Pledge Agreement shall be tried and litigated in state or federal courts located in Los Angeles, California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Pledge Agreement. Notwithstanding the foregoing, nothing contained in this Section shall preclude the Purchaser from bringing any action, suit or other proceeding in the courts of any other location to enforce its rights hereunder.

(ii) Each of the parties hereby (A) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (B) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such person may have based upon lack of personal jurisdiction or improper venue, and (C) consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each of the parties hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth in the Purchase Agreement and that service so made shall be deemed completed upon the earlier of such person's actual receipt thereof or five (5) days after deposit in the United States mail, proper postage prepaid.

(iii) To the extent permitted under the applicable laws of any such jurisdiction, the Guarantors hereby waive, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such person's present or future domicile, or otherwise, may be available to it.

(k) Section Titles. The Section titles contained in this Pledge Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Pledge Agreement, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Pledge Agreement.

(m) Entire Agreement. This Pledge Agreement, together with the Purchase Agreement and the Related Agreements, contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements, representation and warranties, written or oral, with respect thereto.

(n) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Pledge Agreement with its counsel.

(o) Benefit of Purchaser. All Liens granted or contemplated hereby shall be for the benefit of Purchaser, and all proceeds or payments realized from Pledged Collateral in accordance herewith (including, without limitation, any amounts on deposit in a Payment Account, as defined in that certain Security Agreement dated as of even date herewith by and among the parties hereto) may either, at the sole discretion of Purchaser, (i) be deposited into a Payment Account or (ii) be applied to the Obligations to Purchaser in such order as Purchaser may elect, in its sole discretion.

(p) Suretyship Waivers and Consents.

(i) The obligations of each Grantor are independent of the obligations of each other Grantor. Each Grantor expressly waives any right to require Purchaser to proceed against any other Grantor, to proceed against or exhaust any Pledged Collateral or any other security for the Obligations to Purchaser or to pursue any remedy Purchaser may have at any time. Each Grantor agrees that Purchaser may proceed against any one or more Grantor and/or the Pledged Collateral in such order and manner as Purchaser shall determine in its sole and absolute discretion. A separate action or actions may be brought and prosecuted against any one or more Grantor whether an action is brought or prosecuted against any other Grantor or with respect to any Pledged Collateral or whether any other person shall be joined in any such action or actions. Each Grantor expressly waives the benefit of any statute of limitations affecting its liability under this Pledge Agreement or the enforcement of the Obligations to Purchaser or any rights of Purchaser created or granted under this Pledge Agreement or the Purchase Agreement. Purchaser's rights hereunder shall be reinstated and revived, and the obligations and liability of each Grantor hereunder shall continue, with respect to any amount at any time paid on account of the Obligations to Purchaser which thereafter shall be required to be restored or returned by Purchaser upon the bankruptcy, insolvency or reorganization of any Grantor, or otherwise, all as though such amount had not been paid.

(ii) Each Grantor expressly waives any and all suretyship defenses now or hereafter arising or asserted, including (A) any disability or other defense of any other Grantor or with respect to the Obligations to Purchaser; (B) the cessation for any cause whatsoever of liability of any of the other Grantor and (C) any act or omission of Purchaser or others that directly or indirectly results in or aids the discharge or release of any other Grantor or the Obligations to Purchaser or any Pledged Collateral or any guaranty therefor by operation of law or otherwise. Without limiting the generality of any other waiver or other provision set forth in this Agreement, each Grantor hereby waives, to the maximum extent such waiver is permitted by law, any and all benefits, defenses to payment or performance, or any right to partial or complete exoneration arising directly or indirectly under any one or more of California Civil Code Sections 2787 to 2855 inclusive, and all successor sections.

(iii) Each Grantor agrees that any amounts received by Purchaser from whatever source on account of the Obligations to Purchaser may be applied by Purchaser toward the payment of such of the Obligations to Purchaser and in such order of application as Purchaser may from time to time elect; and notwithstanding any payments made by any Grantor, and, until Purchaser shall have been fully and finally paid, such Grantor shall have no right of subrogation, reimbursement, exoneration, indemnity, contribution or any other rights that would result in such Grantor being deemed a creditor of any other Grantor under the federal Bankruptcy Code or any other law or for any other purpose and such Grantor hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Purchaser now or may hereafter have against any Grantor and hereby waives any benefit of and any right to participate in, any security now or hereafter held by Purchaser, whether any of the foregoing rights arise in equity, at law or by contract.

(iv) Each Grantor represents and warrants to Purchaser that it has established adequate means of obtaining from each other Grantor and their affiliates, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each other Grantor, their affiliates and their properties, and each Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of each other Grantor, their affiliates and their properties. Each Grantor hereby expressly waives and relinquishes any duty on the part of Purchaser (should any such duty exist) to disclose to any Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of each Grantor, their affiliates or their properties, whether now known or hereafter known by Purchaser.

(v) Each Grantor represents and warrants that each of the waivers set forth herein are made with each Grantor's full knowledge of their significance and consequences, and that under the circumstances the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

[Signature Page Follows]

EXHIBIT 10.6

IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.

"Grantors"

GFN AUSTRALASIA FINANCE PTY LTD

By:
Name:
Title:

"Purchaser"

BISON CAPITAL EQUITY PARTNERS II, L.P.

By:
Name:
Title:

Signature Page to Stock
Pledge Agreement

EXHIBIT 10.6

SCHEDULE 1
to
STOCK PLEDGE AGREEMENT
SHARES

Grantor	Certificate No.	Certificate Date	Registered Holder
GFN Australasia Finance Pty Limited will pledge the shares of RWA Holdings Pty Limited, its subsidiary			GFN Australasia Finance Pty Limited

EXHIBIT 10.6

SCHEDULE 2
to
STOCK PLEDGE AGREEMENT
NAME; TYPE OF ENTITY; ORGANIZATIONAL IDENTIFICATION NO.; JURISDICTION OF INCORPORATION OR ORGANIZATION

Name	Type of Entity	Organizational Identification Number (if any)	State of Organization or Incorporation

EXHIBIT 10.6

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto Bison Capital Equity Partners II, L.P., a Delaware limited partnership (the "Limited Partnership"), [______________] (______) shares of stock of [________________________________], standing in the undersigned's name on the books of said corporation represented by Certificate No. [________], and does hereby irrevocably constitute and appoint Bison Capital Equity Partners II, L.P. to transfer the stock on the books of the corporation with full power of substitution in the premises.

Dated: [________________________]

By:	[ _____________________________________________________]
[ _____________________________________________________ ]
[Printed name and title]